UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 1, 2008
Date of Report (Date of earliest event reported)
FISHER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Fourth Avenue N., Suite 510, Seattle, Washington 98109
(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition and Disposition of Assets
     On January 2, 2008 Fisher Communications, Inc. announced that, effective January 1, 2008, its wholly-owned subsidiary, Fisher Broadcasting—California TV, L.L.C., completed the acquisition of television stations KBAK-TV (CBS affiliate) and KBFX-CA (FOX affiliate), in Bakersfield, California, from Westwind Communications, LLC, for approximately $55 million.
     A press release announcing the acquisition of KBAK-TV and KBFX-CA is included as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits
(a)	In accordance with Rule 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission, no financial statements or pro-forma financial information for the transactions described in Item 2.01 above, are required to be presented or filed.
(d)	Exhibits
99.1	Press release, dated January 2, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.
Dated: January 4, 2008	By	/s/ S. Mae Fujita Numata
S. Mae Fujita Numata
Senior Vice President, Chief Financial Officer and Corporate Secretary

Exhibit Index

99.1	Press release, dated January 2, 2008